UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2009

OCWEN FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

1661 Worthington Road, Suite 100
West Palm Beach, FL 33409
(Address of principal executive offices including Zip Code)

(561) 682-8000

(Registrant’s telephone number, including area code)

(Not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On March 27, 2009, Ocwen Financial Corporation (the “Company”) entered into definitive agreements for the issuance and sale of, and rights of registration over, 5,471,500 newly-issued shares of the Company’s Common Stock, as further described below and in the attachments hereto (the “Transactions”).

Purchase Agreement

Pursuant to a Share Purchase Agreement (the “Purchase Agreement”), the purchasers signatory thereto (collectively, the “Purchasers”) agreed to purchase 5,471,500 newly-issued shares of the Company’s Common Stock, at a purchase price of $11.00 per share. The Purchase Agreement contains customary closing conditions, representations, warranties and covenants. In addition, the Purchasers have agreed that for a one-year period following the Closing Date, certain restrictions will apply to the transfer of the newly-acquired shares, and that they will not acquire beneficial ownership of additional shares of Common Stock of the Company if such acquisition would result in the Purchasers owning more than 15% of the Company’s outstanding voting securities. The Company has applied to list the newly-acquired shares on the New York Stock Exchange.

The Purchase Agreement is filed as Exhibit 10.1 to this Form 8-K. The foregoing summary description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1 hereto, which is incorporated herein by reference.

Registration Rights Agreement

The Registration Rights Agreement with the Purchasers provides for required and incidental rights of registration under the Securities Act of 1933, as amended, for the shares of Common Stock to be acquired by the Purchasers.

The Registration Rights Agreement is filed as Exhibit 10.2 to this Form 8-K. The foregoing summary description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.2 hereto, which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 hereof is incorporated herein by reference.

The shares to be issued and sold to the Purchasers are expected to be sold in a private placement under Rule 4(2) of the Securities Act of 1933, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2009, the board of directors of the Company authorized the repurchase by the Company of up to one million shares of outstanding Common Stock held by William C. Erbey, the Company’s Chairman and Chief Executive Officer, at a purchase price of $11.00 per share (the “Share Repurchase”).

Item 8.01 Other Events.

The information set forth in Item 5.02 hereof is incorporated herein by reference.

On March 30, 2009, the Company issued a press release describing the Transactions and the Share Repurchase. A copy of the press release is attached as exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits:

Exhibit No.	Document

10.1	Share Purchase Agreement, dated March 27, 2009, by and among Ocwen Financial Corporation and the purchasers signatory thereto.

10.2	Registration Rights Agreement, dated March 27, 2009, by and among Ocwen Financial Corporation and the purchasers signatory thereto.

99.1	Press release dated March 30, 2009.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCWEN FINANCIAL CORPORATION
(Registrant)

Dated: March 30, 2009	By:	/s/ David J. Gunter

Name: David J. Gunter
Title: Executive Vice President and Chief Financial Officer (On behalf of the Registrant and as its principal financial officer)

EXHIBIT INDEX

Exhibit No.	Document

10.1	Share Purchase Agreement, dated March 27, 2009, by and among Ocwen Financial Corporation and the purchasers signatory thereto.

10.2	Registration Rights Agreement, dated March 27, 2009, by and among Ocwen Financial Corporation and the purchasers signatory thereto.

99.1	Press release dated March 30, 2009.